Exhibit 5.1

June 5, 2026

The LGL Group, Inc.
2525 Shader Road

Orlando, Florida 32804

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to The LGL Group, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), on the date hereof, relating to the registration of an aggregate of 10,000 transferable subscription rights (the “Rights”) to purchase up to 10,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”). The Registration Statement incorporates by reference the registration statement on Form S-1 (File No. 333-295925) (as amended, the “Initial Registration Statement”), including the prospectus forming a part thereof (the “Prospectus”), initially filed by the Company with the Commission on May 14, 2026 and declared effective by the Commission on May 28, 2026. This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined (a) the Registration Statement, (b) the Initial Registration Statement, (c) the Prospectus, (d) the form of Subscription Agent Agreement by and between the Company, Computershare Trust Company, N.A. and Computershare Inc., (e) the form of subscription certificate evidencing the Rights, (f) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (g) the By-Laws of the Company, as amended to date, and (h) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Rights and Shares. In addition, we have examined and relied upon such corporate records of the Company, and have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinions expressed below. As to certain factual matters, unless otherwise indicated, we have relied, to the extent we have deemed proper, on certificates of certain officers of the Company.

We have assumed for purposes of rendering the opinions set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals, the completeness and conformity with authentic original documents of all documents submitted to us as copies, that all documents, books and records made available to us by the Company are accurate and complete, and that at or prior to the time of the issuance and delivery of the Rights or Shares, as applicable, (i) the Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Act, (ii) the effectiveness of each of the Registration Statement and the Initial Registration Statement under the Act shall not have been terminated or rescinded, and (iii) the Company will have received the requisite approval from the NYSE American to list the Rights and Shares. We have also assumed that the Rights and Shares will be issued and sold in the manner contemplated by the Initial Registration Statement and the Prospectus and upon issuance of the Shares, the total amount of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.

June 5, 2026

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.

The Rights have been duly authorized by the Company and, when issued and delivered in the manner contemplated by the Initial Registration Statement and Prospectus, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

2.

The Shares have been duly authorized by the Company and, when issued and delivered against payment therefor upon valid exercise of the Rights in the manner contemplated by the Initial Registration Statement and Prospectus, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York and the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion speaks only at and as of the date hereof and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Act. This opinion may not be used, quoted, relied upon or referred to for any other purpose nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP